UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 SW Sandburg St., Ste. 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Due to cash flow issues, during the last half of 2014, Bioject Medical Technologies Inc. (the “Company”) had to extend the maturity of the note dated June 24, 2014 to Mark A. Logomasini & Associates, Inc. SEP Fund secured by receivables in the amount of $100,000 and incurred additional debt aggregating $150,000 in factoring type loans.

The note to Mark A. Logomasini & Associates, Inc. SEP Fund in the principal sum of $116,636, dated March 3, 2015, replaces and is in full repayment for the $100,000 note dated June 23, 2014 issued by the Company to the same holder, bears interest at 24%, is due on or before March 31, 2016, is secured by a pledge of the accounts receivable from Ferring Pharmaceuticals, and requires the Company to pay the expense for the early distribution form the SEP relating to taxes and transaction expense.

A note to John E. Anderson in the principal sum of $50,000 dated September 22, 2014, was issued by the Company, which bears interest at 24% and was due on or before December 31, 2014. This note is convertible into Series I Preferred Stock of the Company at a price of $10 per share. As of the date of this filing, this note has not been paid and the noteholder intends to convert this note into Series I Preferred Stock.

A note to Sam Bhattacharjee, in the principal sum of $50,000 dated October 15, 2014, was issued by the Company, and bears interest at 24%, and was due on or before December 20, 2014. As of the date of this filing, this note has not been paid.

A note to Sam Bhattacharjee, in the principal sum of $50,000 dated November 4, 2014, was issued by the Company, which bears interest at 10%, and was due on or before December 5, 2014. As of the date of this filing, $35,000 of principal has been repaid on this note and $15,000 in principal remains outstanding.

Notes to Life Sciences Opportunities Fund II and Life Sciences Opportunities Fund (Institutional) II, aggregating a principal sum of $300,000, dated February 18, 2015, were issued by the Company, which bear interest of at 15% and are due on February 28, 2017. These notes are secured by the intellectual property of the Company.

On December 1, 2014, Tony K. Chow advanced $45,000 to the Company. There are no repayment terms and the advance does not bear interest. As of the date of this filing, the full $45,000 remains outstanding.

Item 2.02 Results of Operations and Financial Condition

On March 25, 2015, the Company issued a press release announcing its unaudited financial results for the last quarter and fiscal year ended December 31, 2014. The press release includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The press release issued March , 2015, is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, Mark Logomasini informed the Board of Directors of the Company of his resignation as a member of the Board of Directors of the Company, and as Chief Executive Officer and President of the Company, effective immediately. He confirmed this oral statement in writing on February 16, 2015. Mr. Logomasini’s resignation was not due to any disagreement with the Company’s Board of Directors or its management.

On February 10, 2015, the Board of Directors appointed Tony K. Chow, the Chief Financial Officer of the Company, to the additional posts of member of the Board of Directors, Chief Executive Officer, President and Secretary of Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed or furnished herewith and this list is intended to constitute the exhibit index:

10.1	Note from Company to the Mark A. Logomasini & Associates, Inc. SEP Fund in the principal amount of $116,636, dated March 3, 2015.

10.2	Security Agreement dated March 3, 2015, by and among the Company, Bioject Inc. and Mark A. Logomasini & Associates, Inc. SEP Fund.

10.3	Note from the Company to John E. Anderson in the principal sum of $50,000 dated September 22, 2014.

10.4	Note from the Company to Sam Bhattacharjee in the principal sum of $50,000 dated October 15, 2014.

10.5	Note from the Company to Sam Bhattacharjee in the principal sum of $50,000 dated November 4, 2014.

10.6	Note from the Company to Life Sciences Opportunities Fund II, LP in the principal sum of $45,552 dated February 18, 2015.

10.7	Note from the Company to Life Sciences Opportunities Fund (Institutional) II. LP in the principal sum of $254,448 dated February 18, 2015.

10.8	Security Agreement dated February 18, 2015, by and among the Company, Bioject Inc., Life Sciences Opportunities Fund II, LP and Life Sciences Opportunities Fund (Institutional) II, LP

99.1	Press release issued by Bioject Medical Technologies Inc. dated March 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ Tony K. Chow
Tony K. Chow Chief Executive Officer, President and
Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

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